Exhibit 10.17

RESTRICTED STOCK AWARD AGREEMENT

This RESTRICTED STOCK AWARD AGREEMENT (this “Agreement”), dated [                ], 20[  ] (the “Date of Grant”), is between Woodside Homes, Inc., a Delaware corporation (the “Company”), and [           ] (the “Participant”).  The Award hereunder is granted pursuant to the terms of the Company’s 2014 Equity Incentive Plan (the “Plan”).  Capitalized terms used herein but not defined shall have the respective meanings set forth in the Plan.

1.             Restricted Shares. As contemplated by the Employment Agreement, dated as of [          ], between the Company and the Participant (the “Employment Agreement”), the Company hereby grants to the Participant, as of the Date of Grant, [           ] shares of Common Stock (the “Restricted Shares”), subject to such vesting, transfer and other restrictions and conditions as set forth in this Agreement (the “Award”).  [For the avoidance of doubt, upon and following the Date of Grant, the provisions of Section 7(c) of the Employment Agreement (regarding termination prior to an IPO) will terminate and be of no force or effect.]

2.             Vesting Requirements.

(a)           General. Subject to the terms of this Agreement, the Restricted Shares shall vest and become nonforfeitable [INSERT VESTING PROVISIONS], subject to the Participant’s Continuous Service on [           ], other than as specifically stated herein.

(b)           Effect of a Change in Control. The Award shall become fully and immediately vested and nonforfeitable upon the occurrence of a Change in Control, provided that (i) the Participant is in Continuous Service with the Company as of the date of such Change in Control and (ii) with respect to the original Award, no Replacement Award exists following such Change in Control.  An Award constitutes a “Replacement Award” if (A) it is of the same type (e.g., stock option for Option, restricted stock award for Restricted Stock Award, restricted stock unit awards for Restricted Stock Unit Award, etc.) as the original Award, (B) it has a value at least equal to the value of the original Award, (C) it relates to publicly traded equity securities of the Company or its successor in the Change in Control or another entity that is affiliated with the Company or its successor following the Change in Control, (D) if the Participant holding the original Award is subject to U.S. federal income tax under the Code, the tax consequences to such Participant under the Code of the Replacement Award are not less favorable to such Participant than the tax consequences of the original Award, and (E) its other terms and conditions are not less favorable to the Participant holding the original Award than the terms and conditions of the original Award (including, without limitation, the provisions that would apply in the event of a subsequent Change in Control); provided that, without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of the original Award if the foregoing requirements are satisfied.  The determination of whether the conditions of a Replacement Award are satisfied will be made by the Board, as constituted immediately before the Change in Control, in its sole discretion (taking into account the requirements of Treasury Regulation 1.409A-3(i)(5)(iv)(B) and compliance of the original Award or Replacement Award with Section 409A of the Code).  Without limiting the generality of the foregoing, the Committee may determine the value of Awards and Replacement Awards that are stock options by reference to either their intrinsic value or their fair value.  Notwithstanding anything to the contrary herein, the Award shall become fully and immediately vested and nonforfeitable upon a termination of the Participant’s Continuous Service without “Cause” or by the Participant for “Good Reason” (each of Cause and Good Reason, as defined in the Employment Agreement) during a period when the Company is a party to an agreement, the consummation of which would result in a Change in Control, or within 24 months following a Change in Control.

(c)           Termination of Continuous Service without Cause; for Good Reason. In the event of a termination of the Participant’s Continuous Service by the Company without Cause, or by the Participant for Good Reason, in each case other than as provided in Section 2(b) hereof, then the Award shall become [INSERT VESTING ACCELERATION].

(d)           Termination of Continuous Service by reason of Death or Disability. The Award shall become fully and immediately vested and nonforfeitable upon the Participant’s termination of Continuous Service due to his death or Disability (as defined in the Employment Agreement).

3.             Effect of Termination of Continuous Service. In the event of a termination of the Participant’s Continuous Service for any reason, the Participant shall automatically forfeit the Participant’s Restricted Shares that have not become vested in accordance with Section 2 hereof, which portion shall be cancelled and be of no further force or effect.

4.             Investment Representation. Upon acquisition of the Restricted Shares at a time when there is not in effect a registration statement under the Securities Act relating to the shares of Common Stock, the Participant hereby represents and warrants, and by virtue of such acquisition shall be deemed to represent and warrant, to the Company that the shares of Common Stock shall be acquired for investment and not with a view to the distribution thereof, and not with any present intention of distributing the same, and the Participant shall provide the Company with such further representations and warranties as the Company may require in order to ensure compliance with applicable federal and state securities, blue sky and other laws.  No shares of Common Stock shall be acquired unless and until the Company and/or the Participant shall have complied with all applicable federal or state registration, listing and/or qualification requirements and all other requirements of law or of any regulatory agencies having jurisdiction, unless the Committee has received evidence satisfactory to it that the Participant may acquire such shares pursuant to an exemption from registration under the applicable securities laws.  Any determination in this connection by the Committee shall be final, binding and conclusive.  The Company reserves the right to legend any certificate or book entry representation of the shares of Common Stock, conditioning sales of such shares upon compliance with applicable federal and state securities laws and regulations.

5.             Securities Laws/Legend on Certificates.  The issuance and delivery of certificates representing vested Restricted Shares shall comply with all applicable requirements of law, including without limitation the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded.  If the Company deems it necessary to ensure that the issuance of securities under the Plan is not required to be registered under any applicable securities laws, each Participant to whom such security would be issued shall deliver to the Company an agreement or certificate containing such representations, warranties and covenants as the Company which satisfies such requirements. The certificates representing the vested Restricted Shares shall be subject to such stop transfer orders and other restrictions as the Committee may deem reasonably advisable, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

6.             Adjustments. The Award granted hereunder shall be subject to the provisions of Section 9 of the Plan relating to adjustments for recapitalizations, reclassifications and other specified events or changes in the Company’s corporate structure.

7.             Section 83(b); Tax Withholding. The Participant may make an election under Section 83(b) of the Code with respect to the Restricted Shares by filing a copy of such election with the Company within 30 days of the Date of Grant.  If the Participant makes such an election, the grant of Restricted Shares shall be conditioned upon the prompt payment by the Participant to the Company of an amount equal to the applicable federal, state and local income taxes and other amounts required to be withheld (the “Withholding Taxes”) in connection with such election.  If the Participant does not make an election under Section 83(b) of the Code with respect to the grant of Restricted Shares, the Participant shall pay to the Company any Withholding Taxes with respect to the Restricted Shares, upon the lapse of the vesting restrictions and, with respect to any accrued dividends, upon the payment of such dividends.  The lapse of such vesting restrictions and the payment of such dividends or distributions shall be conditioned upon the prior payment of the applicable Withholding Taxes by the Participant.  Subject to the limitations of applicable law, the Company shall have the power and the right to deduct or withhold, or require the Participant to remit to the Company, the minimum statutory amount to satisfy the Withholding Taxes with respect to any taxable event arising as a result of this Agreement.  The Participant is advised to consult with the Participant’s own tax advisors regarding the purchase and holding of the Restricted Shares, and the Company shall bear no liability for any consequence of the Participant making and 83(b) election or failing to make an 83(b) election.

8.             Rights of the Participant. Neither this Award nor the execution of this Agreement shall confer upon the Participant any right to, or guarantee of, continued employment by or service with the Company, or in any way limit the right of the Company to terminate the Continuous Service of the Participant at any time, subject to the terms of the Employment Agreement or any other written employment or similar agreement between or among the Company and the Participant.

9.             Transfer Restrictions. The Restricted Shares granted hereunder shall be subject to the provisions of Section 6 of the Plan relating to the prohibition on the assignment and transfers; provided, however, that, subject to any applicable securities laws or registration requirements and Section 6 of the Plan, the Participant may transfer the Restricted Shares for estate planning purposes.

10.          Professional Advice. The acceptance of this Award and the making of an 83(b) election may have consequences under federal and state tax and securities laws that may vary depending upon the individual circumstances of the Participant.  Accordingly, the Participant acknowledges that the Participant has been advised to consult his personal legal and tax advisors in connection with this Agreement and this Award.

11.          Construction. The Award granted hereunder is granted by the Company pursuant to the Plan and is in all respects subject to the terms and conditions of the Plan.  The Participant hereby acknowledges that a copy of the Plan has been delivered to the Participant and accepts the Award hereunder subject to all terms and provisions of the Plan, which are incorporated herein by reference.  Capitalized terms used herein but not defined shall have the respective meanings set forth in the Plan.  In the event of a conflict or ambiguity between any term or provision contained herein and a term or provision of the Plan, the Plan will govern and prevail.  The construction of and decisions under the Plan and this Agreement are vested in the Board, whose determinations shall be final, conclusive and binding upon the Participant.

12.          Clawback. The Restricted Shares will be subject to such clawback provisions as may be required to be made pursuant to any applicable law, government regulation or stock exchange listing requirement.

13.          Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, without giving effect to the choice of law principles thereof.

14.          Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

15.          Notices. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally or when telecopied (with confirmation of transmission received by the sender), three business days after being sent by certified mail, postage prepaid, return receipt requested or one business day after being delivered to a nationally recognized overnight courier with next day delivery specified to the parties at the following addresses (or at such other address for a party as shall be specified by like notice): Company: Woodside Homes, Inc., 39 E. Eagleridge Drive, Suite 100, North Salt Lake, Utah 84054, Attention: General Counsel; and Participant: Address on file at the office of the Company. Notices sent by email or other electronic means not specifically authorized by this Agreement shall not be effective for any purpose of this Agreement.

16.          Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

17.          Amendment. The rights of the Participant hereunder may not be impaired by any amendment, alteration, suspension, discontinuance or termination of the Plan or this Agreement without the Participant’s written consent.

18.          Entire Agreement. This Agreement and the Plan constitute the entire agreement between the parties with respect to the subject matter hereof and thereof, merging any and all prior agreements.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the Date of Grant.

WOODSIDE HOMES, INC.

By:
Name:
Title:

PARTICIPANT

By:
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